Exhibit 1.1

Articles of Association

Pursuant to the Companies Law, 5759-1999 of a Company Limited by Shares

Gix Internet LTD.

1.	Interpretation

1.1 In these Articles of Association, unless the context requires otherwise, the following words and expressions shall have the meanings set forth below:

**”The Stock Exchange”** - The Tel Aviv Stock Exchange Ltd.

**”The Board of Directors”** - The Board of Directors duly elected in accordance with the provisions of these Articles of Association.

**”Director”** - A member of the Board of Directors of the Company and anyone who serves in practice as a director, whatever his title may be.

**”Administrative Proceeding”** - A proceeding pursuant to Chapters H’3 (Imposition of a Financial Sanction by the Securities Authority), H’4 (Imposition of Administrative Enforcement Measures by the Administrative Enforcement Committee) or I’1 (Arrangement for Avoidance or Discontinuation of Proceedings, Subject to Conditions) of the Securities Law, 5729-1969, as may be amended from time to time.

**”Enforcement Streamlining Law”** - The Enforcement Streamlining in the Securities Authority (Legislative Amendments) Law, 5771-2011, as may be updated from time to time.

**”The Securities Law”** - The Securities Law, 5728-1968, as may be amended from time to time, and the regulations promulgated thereunder.

**”The Companies Law”** - The Companies Law, 5759-1999, as may be amended from time to time, and the regulations promulgated or to be promulgated thereunder.

**”The Law”** - The Companies Law, the Securities Law and any valid law in connection with companies, applicable to the Company at that time.

**”The Company”** - The Company mentioned above.

**”The Register”** - The register of shareholders to be maintained in accordance with Section 127 of the Companies Law, the register of substantial shareholders to be maintained in accordance with Section 128 of the Companies Law, and if the Company shall maintain an additional register outside of Israel, any additional register, as the case may be.

**”The Office”** - The registered office of the Company as it may be at that time.

**”In Writing”** - Print, lithography, photography, telegram, telex, facsimile, electronic mail, and any other form of creating or imprinting words in a visible form.

**”Securities”** - Including, shares, debentures, capital notes, certificates and other documents conferring a right to sell, convert or sell to such.

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**”The Companies Ordinance”** - The Companies Ordinance [New Version], 5743-1983, as may be amended from time to time.

**”The Articles”** - The Articles of Association of the Company as formulated herein or as may be amended.

1.2 The provisions of Sections 2, 3, 4, 5, 6, 7, 8, 10 of the Interpretation Law, 5741-1981, shall apply, mutatis mutandis, also to the interpretation of the Articles, if there is no other provision regarding the matter in question and if there is nothing in the matter in question or in its context that is inconsistent with such application.

1.3 Except as stated in this section, every word and expression in the Articles shall have the meaning ascribed to them in the Companies Law, unless there is a contradiction to the subject matter or its content.

1.4 Subject to the provisions of this regulation, in these Articles - unless the context requires otherwise, terms defined in the Companies Law shall have the meanings given to them therein; and words in the singular shall include the plural and vice versa, and words in the masculine gender shall include the feminine, and words meaning persons shall also include corporations.

2.	Name of the Company

The name of the Company is as follows:

In Hebrew: גיקס אינטרנט בע”מ

In English: Gix Internet LTD.

3.	Objects of the Company

To engage in any lawful occupation.

4.	Purpose of the Company

The purpose of the Company is to act according to business considerations to maximize its profits, however, the Company may donate a reasonable amount for a worthy cause, even if the donation is not within the framework of such business considerations, and at the discretion of the Company’s Board of Directors.

5.	Registered Share Capital

5.1 The registered share capital of the Company is 100,000,000 (one hundred million) ordinary shares of no par value (hereinafter: “Share”, “Ordinary Share”, “Shares” or “Ordinary Shares”, as the case may be).

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5.2 All Ordinary Shares shall be of equal rights among themselves for all intents and purposes, and each Ordinary Share shall grant its holder:

(1) The right to be invited and to participate in all general meetings of the Company, both annual and ordinary, and the right to one vote for each Ordinary Share held by it, in every vote, at every general meeting of the Company in which it participated;

(2) The right to receive dividends, if and when distributed, and the right to receive bonus shares, if distributed;

(3) The right to participate in the distribution of the Company’s assets upon its winding-up.

6.	Liability of Shareholders

The liability of the holders of Ordinary Shares is limited such that each holder of Ordinary Shares is liable for the payment of the amount not yet paid by him, if any, to the Company in connection with the allotment of the Ordinary Shares held by him.

7.	Public Company

The Company is a public company.

8.	Shares

8.1 Without prejudice to the special rights previously granted to existing shareholders of the Company, the Company may issue shares with preferred rights or with deferred rights or issue from the unissued capital redeemable securities, subject to Section 309A of the Companies Law, or issue shares with other special limited rights or with restrictions in connection with the distribution of dividends, voting rights, or in connection with other matters, as the Company shall determine from time to time by a resolution adopted at a general meeting by an ordinary majority of the shareholders.

8.2 If at any time the share capital is divided into different classes of shares, the Company may, by a resolution adopted at a general meeting, by an ordinary majority of the votes of the shareholders, unless the terms of issue of that class of shares provide otherwise, convert, extend, add to or otherwise vary the rights, privileges, advantages, restrictions and provisions attached or not attached at that time to any of the classes, or as shall be determined by a resolution adopted at a general meeting by an ordinary majority of the votes of the shareholders of that class.

8.3 The special rights conferred upon the holders of shares or a class of shares that have been issued, including shares with preferred rights or other special rights, shall not be deemed to be varied by the creation or issue of additional shares ranking pari passu therewith, unless otherwise provided in the terms of allotment of those shares.

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The provisions in these regulations concerning general meetings shall apply, *mutatis mutandis*, to any such class meeting.

8.4 The unissued shares of the Company shall be under the control of the Board of Directors, which may allot them up to the limit of the registered share capital of the Company, to such persons, for cash or for other non-cash consideration, with such reservations and conditions, and at such times as the Board of Directors shall deem appropriate, and the Board of Directors shall have the authority to make a call for payment on any such shares to any person, during such time and for such consideration and conditions as the Board of Directors shall deem appropriate.

8.5 Upon the allotment of shares, the Board of Directors may make distinctions between shareholders with respect to the amounts of the calls for payment and/or the times of their payment.

8.6 If, according to the terms of allotment of any share, the payment of the consideration for the share, in whole or in part, is to be in installments, then each such installment shall be paid to the Company at its due date by the person who is the registered owner of the shares at that time or by his guardian.

8.7 The Company may at any time pay a commission to any person for his role as an underwriter or his agreement to act as an underwriter, whether unconditionally or conditionally, for any security, including debenture stock of the Company, or for his agreement to underwrite, whether unconditionally or conditionally, any security, debenture or debenture stock of the Company. In each and every case, the commission may be paid or settled in cash or in securities or in debentures or in debenture stock of the Company.

9.	Share Certificate; Share Warrant

9.1 Subject to and in accordance with the provisions of the Companies Law, a share certificate shall bear the seal or stamp of the Company, together with the signatures of two directors, or as the Board of Directors of the Company shall determine.

9.2 Every shareholder registered in the register of shareholders is entitled to receive one share certificate for the shares registered in his name, or if the Board of Directors shall approve (after he pays the amount which the Board of Directors shall determine from time to time), several share certificates, each for one or more of such shares; each share certificate shall state the number of shares for which it was issued and the serial numbers of the shares.

A share certificate registered in the names of two or more persons shall be delivered to the person whose name appears first in the register of shareholders among the names of the joint owners.

9.3 (a) The Company may deliver a share warrant for shares for which the full consideration has been paid to the Company, which shall grant the holder thereof the rights to the shares specified therein and the right to transfer it by delivery of the share, and the provisions of these Articles of Association concerning the transfer of shares shall not apply to shares specified in such a share warrant.

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(b) A shareholder who lawfully holds a share warrant is entitled to return it to the Company for its cancellation and conversion into a registered share in his name; and is entitled, for a fee to be determined by the Board of Directors, to have his name registered in the register of shareholders for the shares specified in the share warrant, and to be issued a share certificate in his name.

(c) The holder of a share warrant may deposit the share warrant at the Office, and as long as it is deposited there, the depositor shall have the right to demand the convening of a meeting of the Company, in accordance with and subject to the provisions of the Companies Law and these Articles of Association, to be present thereat, to vote and to exercise the other rights of a shareholder at any meeting convened upon his demand as aforesaid 30 days after the deposit, as if his name were registered in the register of shareholders as the owner of the shares included in the share warrant. Only one person shall be recognized as the depositor of the share, and the Company must return the share warrant to the depositor if he so requests in writing 30 days in advance.

If the share warrant is not deposited as aforesaid, the holder thereof shall not have the rights detailed in this sub-regulation (c), and he shall have, subject to the provisions of these Articles of Association, all other rights granted to a shareholder in the Company.

9.4 If a share certificate or a share warrant is lost or defaced, the Board of Directors may issue a new certificate or warrant in its place, provided that the certificate or warrant has not been cancelled by the Company, or it has been proven to the satisfaction of the Board of Directors that the certificate or warrant was lost or destroyed, and it has received security to its satisfaction for any possible damage, all for a payment, if the Board of Directors decides to impose one.

10.	Calls for Payment

10.1 The Board of Directors may, from time to time, at its discretion, make calls upon the shareholders for payment of all monies not yet paid in respect of the shares held by each of the shareholders, and which, according to the terms of allotment of the shares, are not to be paid at fixed times, and each shareholder shall pay to the Company the amount of the call made upon him, at the time and place as determined by the Board of Directors. A call for payment may be by dividing the payment into installments. The date of the call for payment shall be the date of the Board of Directors’ resolution regarding the call for payment.

10.2 Fourteen (14) days’ prior notice shall be given of every call for payment, which shall specify the rate of payment and the place of its payment, provided that before the time of payment of such a call, the Board of Directors may, by notice in writing to the shareholders, cancel the call or extend the time for its payment, provided that such a resolution was adopted before the time of payment of the call.

10.3 Joint owners of a share shall be jointly liable for the payment of all installments and calls for payment due in respect of such a share.

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10.4 If, according to the terms of allotment of any share or otherwise, any amount is to be paid on a fixed date or in installments on fixed dates, then each such amount or installment shall be paid as if it were a call for payment duly made by the Board of Directors and of which due notice was given, and all the provisions in these Articles of Association concerning calls for payment shall apply to such amount or installment.

10.5 If the amount of the call for payment or the installment is not paid on or before its due date, the person who is at that time the owner of the share in respect of which the call was made or on which the installment is due, shall pay interest on the aforesaid amount, at the rate that the Board of Directors shall determine from time to time, or at the rate permitted at that time by law, from the day fixed for its payment until the day it is actually paid, but the Board of Directors may waive the payment of interest, in whole or in part.

10.6 If the Board of Directors shall deem it fit, it may accept from a shareholder who wishes to pay in advance monies not yet called or whose payment date has not yet arrived and which have not yet been paid on account of his shares, or part thereof. The Board of Directors may pay the shareholder on the monies advanced as aforesaid, or on part thereof, interest until the day on which the monies should have been paid had they not been advanced, at a rate to be agreed upon between the Board of Directors and the shareholder.

11.	Forfeiture and Lien on Shares

11.1 If a shareholder has not paid the consideration he undertook to pay, in whole or in part, on the date and under the conditions determined, whether a call for payment was issued or not, the Board of Directors may at any time give notice to that shareholder and demand that he pay the unpaid amount, together with the accrued interest and all expenses incurred by the Company due to such non-payment.

11.2 The notice shall set a day, which shall be at least fourteen (14) days after the date of the notice, and a place or places where the said call for payment or installment is to be paid, together with the interest and expenses as aforesaid. The notice shall state that in the event of non-payment on the fixed date and at the place specified in that notice, the Company may forfeit the shares in respect of which the call for payment was made or the due date of the installment has arrived.

11.3 If the requirements contained in the notice as aforesaid are not fulfilled, then at any time thereafter, before payment of the call for payment or the installment, interest and expenses due in connection with these shares, the Board of Directors may, by a resolution on the matter, forfeit the shares in respect of which notice was given as aforesaid. Such forfeiture shall include all dividends declared in respect of the forfeited shares and which were not actually paid before the forfeiture.

11.4 Any share so forfeited shall be deemed the property of the Company, and the Board of Directors shall be entitled, subject to the provisions of these Articles of Association, to sell, re-allot or otherwise transfer it as it shall deem fit.

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11.5 Forfeited shares that have not yet been sold shall be dormant shares in accordance with the Companies Law, and they shall not confer any rights whatsoever as long as they are owned by the Company.

11.6 The Board of Directors may at any time before the sale, re-allotment or other transfer of any share so forfeited, cancel the forfeiture on such terms as the Board of Directors shall deem fit.

(a) Any shareholder whose shares have been forfeited shall cease to be the owner of the shares so forfeited, but he shall continue to be indebted to the Company for all calls for payment, installments, interest and expenses due on account of these shares or for them at the time of forfeiture, together with interest on those amounts from the day of forfeiture until the day of payment, at the maximum rate that shall be permitted at that time by law, unless the forfeited shares were sold and the Company received the full consideration that the shareholder undertook to pay, plus the expenses associated with the sale.

(b) If the consideration received for the sale of the forfeited shares exceeds the consideration that the shareholder whose shares were forfeited undertook to pay, the shareholder is entitled to the return of the partial consideration he gave for them, if any, subject to the provisions of the allotment agreement, provided that the consideration remaining with the Company shall not be less than the full consideration that the shareholder whose shares were forfeited undertook to pay, plus the expenses associated with the sale.

11.7 The provisions of these Articles of Association regarding the forfeiture of shares shall also apply to cases of non-payment of a known sum which, according to the terms of allotment of the share, is due on a fixed date, as if this sum were to be paid by virtue of a call for payment that was delivered and notified.

11.8 The Company shall have a first-ranking lien on all shares registered in the name of any shareholder, except for fully paid-up shares, and on the proceeds from their sale for the settlement of the debts and obligations of that shareholder to the Company, whether by himself or together with any other person, whether the due date for the settlement of these debts or the due date for the fulfillment of these obligations has arrived or not, whatever the sources of the debts may be, and no equitable rights shall be created on any share. The aforesaid lien and charge shall apply to all dividends which may be declared from time to time on these shares. Unless otherwise decided, the registration by the Company of a transfer of shares shall be deemed a waiver by the Company of the lien or charge (if any) on the shares.

11.9 In order to realize the aforesaid lien, the Board of Directors shall be entitled to sell the charged shares in such manner as it shall see fit, at its discretion; however, no share may be sold unless the period specified in regulation 11.2 above has passed, and a notice in writing has been delivered to the shareholder (or to the person entitled to it due to his death or due to his bankruptcy or winding-up or receivership) stating that the Company intends to sell the share, and the shareholder or the person entitled to the share as aforesaid has not paid the aforesaid debts or has not fulfilled or has not performed the aforesaid obligations within fourteen (14) days from the date of sending this notice.

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11.10 The proceeds from any such sale, after settlement of the sale expenses, shall be used to settle the debts and fulfill the obligations of such shareholder (including debts, obligations and engagements whose settlement or performance date has not yet arrived) and the provisions of regulation 11.6(b) shall apply, mutatis mutandis.

11.11 In the event of a sale after forfeiture or for the purpose of enforcing a lien by using the powers granted above, the Board of Directors shall be entitled to appoint a person to sign a deed of transfer of the sold share and to register the purchaser in the register of shareholders as the owner of the sold shares, and the purchaser shall not be obliged to verify that these actions were properly carried out, and it shall not be his concern what the sale proceeds were used for, and after his name is registered in the register of shareholders in respect of these shares, the validity of the sale shall not be challenged, and the remedy of any person aggrieved by the sale shall be only in a claim for damages from the Company and from it alone.

12.	Transfer and Delivery of Shares

12.1 A transfer of shares shall not be registered unless a suitable deed of transfer has been delivered to the Company. A deed of transfer of a share in the Company shall be signed by the transferor and the transferee, and the transferor shall be deemed to remain the owner of the share until the name of the transferee is registered in the register of shareholders in respect of the transferred share.

The deed of transfer of a share shall be drawn up and completed in the following form or in a form as similar thereto as possible or in a regular or customary form that shall be approved by the Board of Directors:

**”I _______________ , of _________________ (“the Transferor”), for the consideration of the sum of NIS _______ paid to me by _____________ of _______________ (“the Transferee”) hereby transfer to the Transferee _________ shares of _________ of NIS ________ each, marked with the numbers up to _____ and inclusive, of _________ Ltd., to be held by the Transferee, his executors, administrators, and assigns, subject to all the conditions under which I held them on the eve of signing this deed, and I, the Transferee, hereby agree to accept the said shares subject to the said conditions.”**

**In witness whereof we have signed on the ____ day of the month of _____ in the year _______.**

**_____________________	_____________________**

** The Transferor	The Transferee**

**_____________________	_____________________**

** Witness to the Transferor’s signature	Witness to the Transferee’s signature”	**

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12.2 The Company may close the register of shareholders for such time as the Board of Directors may deem fit, provided that it does not exceed thirty (30) days in any year. The Company shall notify the shareholders of the closing of the register of shareholders in accordance with the provisions of these Articles of Association regarding the delivery of notices to shareholders. The Company may set a record date for the purpose of the right to receive invitations to general meetings, to participate and vote therein, and also for the purpose of the right to receive a dividend, provided that this date does not exceed 7 days before the date set for holding the general meeting.

12.3 (a) Every deed of transfer shall be delivered to the Office for registration. Deeds of transfer that are registered shall remain with the Company, but all deeds of transfer which the Board of Directors refuses to register shall be returned upon demand to the person who delivered them, together with the share certificate (if delivered).

(b) The Company may demand payment of a fee for the registration of the transfer, which shall be determined by the Board of Directors of the Company.

12.4 The guardians and executors of a deceased sole shareholder, or, where there are no executors or guardians, the persons who are entitled as heirs of the deceased sole shareholder, shall be the only ones whom the Company shall recognize as having a right to the share that was registered in the name of the deceased.

If a share is registered in the name of two or more owners, the Company shall recognize only the surviving partner or surviving partners as the persons who have the right to the share or a beneficial interest in it. If a share is registered in the name of several joint owners as aforesaid, each of them shall be entitled to transfer his right.

12.5 The Company may recognize a receiver or a liquidator of a shareholder that is a corporation in liquidation or winding-up or a trustee in bankruptcy or any receiver of a bankrupt shareholder as having a right to the shares registered in the name of such shareholder.

12.6 Any person who becomes entitled to shares due to the death of a shareholder shall be entitled, upon showing proof of the existence of a will or the appointment of a guardian or the granting of a probate order, which proves that he has the right to the shares of the deceased shareholder, to be registered as a shareholder in respect of such shares, or may, subject to the provisions of these Articles of Association, transfer those shares.

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12.7 The receiver or liquidator of a shareholder that is a corporation in liquidation or winding-up, or the trustee in bankruptcy or any receiver of a bankrupt shareholder, may, after having produced such evidence as the Board of Directors may require of him, which proves that he has the right to the shares of the shareholder in liquidation or winding-up or in bankruptcy, with the consent of the Board of Directors (and the Board of Directors shall be entitled to refuse to give its consent without giving any reason for its refusal) be registered as a shareholder in respect of such shares, or may, subject to the provisions of these Articles of Association, transfer those shares.

12.8 All of the above regarding the transfer of shares shall apply to the transfer of other securities of the Company, mutatis mutandis.

13.	Redeemable Shares

13.1 The right to redemption is limited to the case of the winding-up of the Company after payment of all the Company’s liabilities to its creditors at the time of the winding-up.

13.2 Redeemable shares shall grant their holders the rights detailed below:

1. Voting rights;

2. Rights to participate in dividends.

14.	Alteration of Capital

14.1 The Company may from time to time, by a resolution of the general meeting adopted by an ordinary majority of the votes of the shareholders, increase its registered share capital by such classes of shares as it shall determine.

14.2 Unless otherwise stated in the resolution approving the increase of the share capital as aforesaid, the provisions of these Articles of Association shall apply to the new shares.

14.3 By a resolution of the general meeting adopted by an ordinary majority of the votes of the shareholders, the Company may:

(a) Consolidate and re-divide its share capital into shares of a larger par value than the par value of the existing shares, and if its shares were of no par value - into a capital composed of a smaller number of shares, provided that this shall not change the holding percentages of the shareholders in the issued capital.

For the purpose of implementing any such resolution, the Board of Directors may settle as it sees fit any difficulty that may arise, and among other things, issue certificates of fractional shares or certificates in the names of several shareholders that shall include the fractional shares due to them.

Without derogating from the authority of the Board of Directors as aforesaid, in the event that as a result of the consolidation there are shareholders whose share consolidation leaves fractions, the Board of Directors shall be entitled, with the approval of the general meeting adopted by an ordinary majority of the votes of the shareholders:

(1) To sell the total of all fractions and for this purpose to appoint a trustee in whose name the share certificates including the fractions will be issued, who will sell them and the proceeds received, net of commissions and expenses, will be distributed to those entitled; or -

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(2) To allot to each shareholder for whom the consolidation leaves a fraction, shares of the class of shares before the consolidation, fully paid, in such number that their consolidation with the fraction will be sufficient for one whole consolidated share, and such allotment shall be considered valid immediately before the consolidation; or -

(3) To determine that shareholders shall not be entitled to receive a consolidated share for a fraction of a consolidated share, resulting from the consolidation of half or less of the number of shares whose consolidation creates one consolidated share, and shall be entitled to receive a consolidated share for a fraction of a consolidated share resulting from the consolidation of more than half of the number of shares whose consolidation creates one consolidated share;

In the event that an action under paragraphs (2) or (3) above requires the issuance of additional shares, then their payment shall be made in the manner in which bonus shares can be paid. Consolidation and division as aforesaid shall not be considered a change in the rights of the shares subject to the consolidation and division.

(b) Divide by re-division of its existing shares, all or part of them, its share capital, all or part of it, into shares of a smaller par value than the par value of the existing shares, and if its shares were of no par value - into an issued capital composed of a larger number of shares, provided that this shall not change the holding percentages of the shareholders in the issued capital.

(c) Cancel registered share capital that on the day of the adoption of the resolution has not yet been allotted, provided that there is no commitment of the Company, including a contingent commitment, to allot the shares.

15.	General Meetings

15.1 In addition to the resolutions which the general meeting is authorized to adopt, and which are detailed in these Articles of Association and/or in the Companies Law, the Company’s resolutions on the following matters shall be adopted at a general meeting by an ordinary majority of the votes of the participating shareholders:

1. Amendment of these Articles of Association as stated in regulation 39 below.

2. Exercise of the powers of the Board of Directors in the event that the meeting has determined that the Board of Directors is prevented from exercising its powers, and that the exercise of one of its powers is essential for the proper management of the Company as stated in Section 52(a) of the Companies Law.

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3. Appointment of the Company’s auditing accountant, determination of his terms of engagement and termination of his engagement in accordance with the provisions of Sections 154 to 167 of the Companies Law.

4. Approval of acts and transactions requiring the approval of the general meeting according to the provisions of Sections 255, 270(1)-(3), 271 to 273 of the Companies Law.

5. Increase and cancellation of the registered share capital in accordance with the provisions of Sections 286 and 287 of the Companies Law.

6. Merger as stated in Section 320(a) of the Companies Law and subject to Section 320(a1) of the Companies Law.

15.2 The general meeting may assume powers vested in another organ.

15.3 The Company shall hold an annual meeting each year and no later than the end of fifteen (15) months after the last annual meeting. A general meeting that is not an annual meeting shall be a special meeting.

15.4 The agenda at the annual meeting shall include the subjects listed below:

1. Discussion of the audited financial statements of the Company, together with the report of the Board of Directors;

2. Appointment of directors as stated in regulation 19.1 and determination of their remuneration as directors;

3. Appointment of an auditing accountant;

4. Subjects that the Board of Directors has decided to bring for the resolution of the general meeting;

5. Subjects for which the convening of a special meeting is required according to Section 63 of the Companies Law;

6. Subjects requested from the Board of Directors by one or more shareholders holding at least five (5) percent of the issued capital and at least one (1) percent of the voting rights in the Company or one or more shareholders holding at least five (5) percent of the voting rights in the Company, provided that they are suitable for discussion at a general meeting.

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15.5 Whenever the Board of Directors shall deem it fit, it may convene a special meeting by its resolution, and special meetings shall also be convened upon demand as stated in the Companies Law.

15.6 Notice of a general meeting on whose agenda there are no subjects which can be voted on by means of voting instruments as stated in Section 87 of the Companies Law shall be published at least fourteen (14) days before the convening of the meeting, while a notice on whose agenda there are such subjects shall be published at least twenty-one (21) days before the convening of the meeting. The notice shall be published in at least two daily newspapers with wide circulation in Israel, published in the Hebrew language. In any case, notice shall not be delivered to each of the shareholders registered in the Company’s register of shareholders.

The notice shall specify the type of meeting, the place and time of the meeting, a breakdown of the subjects on the agenda, a summary of the proposed resolutions, the majority required to adopt the resolutions, and also the date for determining the eligibility of all shareholders to vote at the general meeting, as stated in Section 182 of the Companies Law. If a date for an adjourned meeting is set for a date later than that specified in Section 78(b) of the Companies Law, i.e., more than seven (7) days, that date shall be specified in the notice.

16.	Adoption of Resolutions at General Meetings

16.1 No discussion shall be opened at a general meeting unless a legal quorum is present within half an hour from the time set for its opening. Except in cases where otherwise provided by the Companies Law or these Articles of Association, a legal quorum shall be constituted when there are present, in person or by proxy, at least two (2) shareholders holding together at least twenty-five percent (25%) of all the voting rights in the Company.

16.2 If after half an hour from the time set for the meeting a legal quorum is not present, it shall be adjourned to the same day in the following week, at the same time and in the same place, or to a later date, if specified in the notice of the meeting, and at the adjourned meeting the matters for which the first meeting was called shall be discussed. If at the adjourned meeting a legal quorum is not present after half an hour from the time set for the meeting, then the meeting shall be held with any number of participants whatsoever.

If the general meeting was convened at the demand of shareholders, as stated in the Companies Law, the adjourned meeting shall be held only if there are present at it at least shareholders in the number required for convening a meeting as stated in Section 63 of the Companies Law, i.e.: one or more shareholders holding at least five (5) percent of the issued capital and at least one (1) percent of the voting rights in the Company, or one or more shareholders holding at least five (5) percent of the voting rights in the Company.

16.3 The chairman of the Board of Directors shall preside at every general meeting. If there is no chairman or if he is not present after fifteen (15) minutes have passed from the time set for the meeting, or if he does not wish to serve as chairman of the meeting, the shareholders present at the meeting shall elect one of them to be chairman.

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16.4 The chairman of a general meeting may, with the consent of the meeting in which there is a legal quorum, adjourn the meeting from time to time and from place to place, and he must adjourn it as aforesaid if the meeting has instructed him to do so. At the adjourned meeting, only matters that were on the agenda and the discussion of which was not concluded or did not begin at the meeting where the adjournment was decided upon may be discussed.

16.5 Subject to the provisions of the Companies Law and the provisions of these Articles of Association requiring a supermajority of the shareholders, every proposed resolution submitted to the meeting shall be decided by an ordinary majority of the count of votes of the shareholders present and participating in it.

16.6 The chairman of a general meeting shall not have an additional or casting vote.

16.7 The chairman’s declaration that a resolution was adopted unanimously or by a certain majority or was rejected, and the minutes of the meeting signed by the chairman of the meeting, shall serve as prima facie evidence of what is stated in the minutes.

17.	Voting of Shareholders

17.1 Subject to any special conditions, privileges and restrictions regarding the voting of shareholders attached at that time to any shares, in a vote by a count of votes or by secret ballot, every shareholder, present in person or by proxy or by means of a voting instrument, shall have one vote for every share belonging to him and conferring a voting right.

17.2 A corporation that is a shareholder in the Company may authorize, by a resolution of its directors or other governing body, the power of such person as it shall deem fit to be its representative at any general meeting. A person authorized as aforesaid shall be entitled to exercise on behalf of the corporation he represents the same voting rights that the corporation itself could have exercised if it were a sole shareholder.

17.3 Subject to the provisions of the Companies Law, resolutions of the general meeting on the subjects listed below shall also be adopted by way of a voting instrument:

(a) Appointments and dismissals of directors;

(b) Approval of acts or transactions requiring the approval of the general meeting according to the provisions of Sections 255 and 268 to 275 of the Companies Law;

(c) Approval of a merger according to Section 320 of the Companies Law;

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(d) Subjects determined by the Minister of Justice in regulations promulgated or to be promulgated by virtue of Section 89 of the Companies Law;

Subject to the provisions of the Companies Law, the voting instrument shall be deposited at the Office or at the place designated for the convening of the meeting not less than 48 hours before the time set for the beginning of the meeting at which the person named in the voting instrument is to vote. However, the chairman of the meeting may waive this requirement and accept the voting instrument at the beginning of the meeting.

18.	Voting Rights

18.1 A minor shareholder and a shareholder who has been declared legally incompetent by a competent court may vote only through their guardians, and any such guardian may vote by proxy.

18.2 In the case of joint owners of a share, the opinion of one of the joint owners, in person or by proxy, shall be accepted, and the opinion of the other partners shall not be accepted, and for this purpose, the partner whose opinion shall be heard shall be determined according to the order in which the names are registered in the register of shareholders.

18.3 Shareholders may vote in person, by proxy, or in the case of a corporation - by a representative according to regulation 18.4 below, or by a duly authorized attorney, as shall be provided below.

18.4 Any document appointing a proxy to vote (hereinafter: “instrument of appointment”) shall be signed by the appointor or by his attorneys who have written authority to do so, or, if the appointor is a corporation - the appointment shall be made in writing duly signed and with the seal of the corporation or the signature of its authorized attorney.

18.5 The instrument of appointment and also the power of attorney (if any) under which the instrument of appointment was signed, or a copy thereof certified to the satisfaction of the Board of Directors, shall be deposited at the Office or at the place designated for the convening of the meeting not less than 48 hours before the time set for the beginning of the meeting at which the person named in the instrument of appointment is to vote. However, the chairman of the meeting may waive this requirement for all participants with respect to any meeting, and accept the powers of attorney at the beginning of the meeting.

18.6 A shareholder holding more than one share shall be entitled to appoint more than one proxy, subject to the provisions below:

(a) The instrument of appointment shall specify the class and the number of shares for which it is given;

(b) If the total number of shares of any class specified in the instruments of appointment given by one shareholder exceeds the number of shares of that class held by him, all instruments of appointment given by that shareholder for the excess shares shall be void, without prejudice to the validity of the vote for the shares held by him;

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(c) If only one proxy is appointed by a shareholder and the instrument of appointment does not specify the number and class of shares for which it is given, the instrument of appointment shall be deemed to have been given for all the shares held by the shareholder on the day the instrument of appointment was deposited with the Company or on the day it was delivered to the chairman of the meeting, as the case may be. If the instrument of appointment was given for a number of shares less than the number of shares held by the shareholder, the shareholder shall be deemed to have abstained from voting for the remainder of the shares held by him, and the instrument of appointment shall be valid only for the number of shares specified therein.

18.7 Any instrument of appointment of a proxy, whether for a specifically mentioned meeting or otherwise, shall be, as far as circumstances permit, in the following form:

“I, ___________________ , of ____________________ , a shareholder in ________________ Ltd. (hereinafter: “**the Company**”), hereby appoint __________________ , whose identity number is ________________ , of ____________ , or in his/her absence - _____________ , whose identity number is ____________ , of _____________ , or in his/her absence - _______________ , whose identity number is ___________ , of _____________ , to vote for me and in my name for ____ shares of class _______ , held by me, at the Annual/Special General Meeting of the Company / at the meeting of the shareholders of class _______________ , to be held on the _____ day of the month of ___________ in the year _________ , and at any adjournment of this meeting.

In witness whereof I have signed on the __ day of the month of ___________ in the year _________.

Signature”

18.8 A vote in accordance with the provisions of a document appointing a proxy shall be valid notwithstanding the death of the appointor, or the revocation of the power of attorney or the transfer of the share in respect of which the vote was cast as aforesaid, unless notice in writing of the death, revocation or transfer was received at the Office or by the chairman of the meeting before the vote.

19.	The Board of Directors

19.1 The number of members of the Company’s Board of Directors shall not be less than five (5) and shall not exceed fifteen (15) (hereinafter: “the Ordinary Directors”), including the number of external directors whose appointment is required by law (hereinafter: “the External Directors”).

19.2 (a) Directors in the Company shall be elected by a resolution adopted at an annual general meeting, where at each annual general meeting the Ordinary Directors shall be appointed, while the External Directors shall be appointed in accordance with the provisions of the Companies Law. The election of the members of the Board of Directors as aforesaid shall be made by the shareholders present at the meeting, in person or by their proxy, or, subject to the provisions of the Companies Law, by means of a voting instrument, by an ordinary majority of the votes of the shareholders.

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(b) The term of office of a director shall commence on the date of his appointment by the meeting as aforesaid. A director appointed as aforesaid by the general meeting shall serve until the end of the next annual meeting after the annual meeting at which he was appointed.

(c) Notwithstanding all of the above, the general meeting may at any time, by a resolution with an ordinary majority, remove from office any director, except for an external director, before the end of his term of office, provided that the director is given a reasonable opportunity to present his position before the general meeting. Any general meeting may also, by a resolution with an ordinary majority, appoint another person as a director in place of a director who was removed from office as aforesaid. A director so appointed shall serve in his position only for the term of office which the director he was appointed to replace would have served.

(d) Subject to the maximum number of directors as stated in regulation 19.1 above, the Board of Directors shall be entitled, by a resolution adopted in the Board of Directors by an ordinary majority of the serving directors who were present at the meeting (not including abstaining directors), to appoint additional directors in the Company. If a director is appointed as stated in this regulation, the appointment shall be brought to the knowledge of the shareholders, by way of a notice given by the Company. The appointment shall be valid until its approval at the next annual general meeting to be convened for the first time after the appointment.

19.3 (a) A director is entitled at any time to appoint a person to serve as his alternate director on the Board of Directors, subject to the provisions of the Companies Law (hereinafter: “Alternate Director”). A person who is not qualified to be appointed as a director and also a person who serves as a director or as an alternate director shall not be appointed as an alternate director. As long as the appointment of the Alternate Director is in effect, he shall be entitled to receive invitations to every meeting of the Board of Directors (without derogating from the right of the director to receive invitations) and to participate and vote at every meeting of the Board of Directors from which the appointing director is absent.

(b) The Alternate Director shall have, subject to the provisions of the instrument of appointment under which he was appointed, all the powers that the director for whom he serves as an alternate has, and his status shall be that of a director.

19.4 (a) A director who has appointed an Alternate Director shall be entitled at any time to revoke the appointment. The term of office of an Alternate Director shall cease if the director who appointed him has notified the Company in writing of his resignation or if his term of office as a director has ceased in any other way.

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(b) Any appointment of an Alternate Director and revocation of his appointment shall be made by notice in writing to the Company.

19.5 A director who has ceased to serve in his office may be reappointed, but in the event that his term of office expired because he was convicted of an offense as detailed in regulation 19.6(c) below, he may be reappointed only if five (5) years have passed from the date of the judgment in which he was convicted, as stated in Section 226 of the Companies Law.

19.6 The office of a director shall become vacant automatically in any of the following cases:

(a) If he has resigned from his office as stated in Section 229 of the Companies Law.

(b) If he has been convicted of an offense as stated in Section 232 of the Companies Law.

(c) If the court has decided to order the termination of his term of office as stated in Section 233 of the Companies Law.

(d) If he has been declared bankrupt, and if he is a corporation - has decided on its voluntary winding-up or a winding-up order has been issued against it.

(e) Upon his death.

(f) If he has become legally incompetent.

19.7 If in place of a director whose term of office has ended, another director is not appointed at the annual general meeting, then the term of office of the director whose term of office has ended shall be appointed for an additional term, or if despite the above a director is not appointed or the office of a director becomes vacant, the remaining directors shall be entitled to act in any matter, as long as their number is not less than three members. The remaining directors are also entitled to appoint a director, in place of a director whose term of office has ended or expired, who shall serve until the next annual general meeting.

19.8 Directors shall not receive remuneration from the Company’s funds unless the Company so decides as provided in Sections 270(3) and 273 of the Companies Law. A director is entitled to receive his reasonable expenses for travel and other expenses related to his participation in meetings of the Board of Directors and the fulfillment of his role as a member of the Board of Directors. Remuneration and expenses for external directors shall be paid in accordance with the Companies Regulations (Rules Regarding Remuneration and Expenses for an External Director), 5760-2000, or any regulations that may replace them.

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20.	Powers of the Board of Directors

20.1	In addition to the powers vested in the Board of Directors by the Companies Law and by these Articles of Association, and without derogating from them, the Board of Directors shall outline the Company’s policy and supervise the performance of the General Manager’s duties and his actions, including: -

(a)	It shall determine the Company’s action plans, principles for their financing and priorities among them;

(b)	It shall examine the financial position of the Company, and shall determine the credit framework that the Company may take;

(c)	It shall determine the organizational structure and the salary and remuneration policy;

(d)	It may decide on the issuance of a series of debentures;

(e)	It is responsible for the preparation of the financial statements and for their approval as stated in Section 171 of the Companies Law;

(f)	It shall appoint and dismiss the General Manager as stated in Section 250 of the Companies Law;

(g)	It shall decide on acts and transactions requiring its approval according to the provisions of Sections 253 and 268 to 275 of the Companies Law and the provisions of these Articles of Association;

(h)	It may allot shares and convertible securities up to the limit of the Company’s registered share capital according to the provisions of Section 288 of the Companies Law;

(i)	It may decide on a distribution as stated in Sections 307 and 308 of the Companies Law;

(j)	It shall express its opinion to the general meeting on a special tender offer as stated in Section 329 of the Companies Law;

(k)	It may determine, from time to time, who shall be authorized to sign on behalf of the Company on bills of exchange, promissory notes, receipts, acceptances, endorsements, checks, contracts and other documents of any kind, but such authorized signatories shall be required to sign together with the Company’s seal or next to its printed or written name.

20.2 The Board of Directors shall act in each of the matters listed in regulation 20.1 above in accordance with the provisions of the Companies Law and these Articles of Association.

20.3 The powers of the Board of Directors under regulations 20.1(a) to (j) above are not delegable to the General Manager, except as provided in Section 288(b)(2) of the Companies Law.

20.4 The recommendations, reports and approvals that the Board of Directors must give according to regulation 20.1 above shall be accompanied by the Board of Directors’ reasons for the recommendation, report or approval, as the case may be.

20.5 The chairman of the Board of Directors shall preside over the meeting of the Board of Directors. At the first meeting of the Board of Directors after each annual general meeting, the Company’s Board of Directors shall elect one of its members to serve as chairman of the Board of Directors. The appointment of the chairman of the Board of Directors shall be until the first annual general meeting after his appointment.

21.	Meetings of the Board of Directors

21.1 The Board of Directors shall convene for meetings according to the needs of the Company, and at least once every three (3) months.

21.2 The chairman of the Board of Directors may convene the Board of Directors at any time. In addition, any two directors (and if the number of members of the Board of Directors does not exceed five (5) - one director) shall be entitled to demand the convening of a meeting of the Board of Directors on a subject to be specified.

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21.3 Any notice of a meeting of the Board of Directors may be given orally, by telephone conversation, in writing (including by facsimile or electronic mail), or by telegram, provided that the notice is given at least 12 hours before the time set for the meeting, unless all members of the Board of Directors or their alternates (if any) have agreed to a shorter time or to convene without notice. A director who is absent from the country at any time shall not be entitled to receive during his days of absence notice of the convening of meetings of the Board of Directors, provided that if a director who is absent from the country has appointed an alternate director according to these Articles of Association, such notice shall be sent to that alternate director.

21.4 The notice of a meeting of the Board of Directors shall specify the time of the meeting and the place where it will convene and a reasonable breakdown of all the subjects on the agenda.

The agenda shall include the subjects determined as stated in regulation 21.2 above and also any subject that a director or the General Manager has requested from the chairman of the Board of Directors, a reasonable time before the convening of the meeting of the Board of Directors, to include in the agenda.

21.5 Until decided otherwise by the Board of Directors, a majority of the members of the Board of Directors at that time who are not prevented by any law from participating and voting at the meeting of the Board of Directors, shall constitute a legal quorum at meetings of the Board of Directors and in its resolutions. The legal quorum shall be checked at the opening of the meeting and at the time of adoption of each resolution of the Board of Directors.

Notwithstanding the above, the legal quorum for the purpose of the Board of Directors’ resolution regarding the termination of the term of office of the Internal Auditor shall in no case be less than a majority of the members of the Board of Directors.

21.6 Resolutions in the Board of Directors shall be adopted by an ordinary majority of the directors present and voting. Each director shall have one vote.

21.7 The chairman of the Board of Directors shall preside at every meeting of the Board of Directors. If the chairman of the Board of Directors is not present after fifteen (15) minutes have passed from the time set for the meeting, or if he does not wish to preside over it, the members of the Board of Directors present at the meeting shall elect one of them to serve as chairman, to conduct the meeting and to sign the minutes of the meeting, but the person so elected shall not have an additional or casting vote in the votes of the Board of Directors.

21.8 Every meeting of the Board of Directors at which a legal quorum was present shall have the authority to exercise all the powers, authorities and discretions vested at that time, according to the provisions of these Articles of Association, in the Board of Directors or generally exercised by it.

21.9 The Board of Directors may adopt resolutions even without actually convening, with the consent of all the directors entitled to participate in the discussion and vote on the resolution. In such a case, the chairman of the Board of Directors shall record minutes and attach to them the signatures of the directors.

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21.10 Subject to the provisions of any law, all acts done by or pursuant to a resolution of the Board of Directors or by a meeting of a committee of the Board of Directors or by a person serving as a member of the Board of Directors, shall be valid even if it is later discovered that there was some defect in the election of these members of the Board of Directors or the persons serving as aforesaid, or that all or one of them were disqualified, as if each of them had been lawfully elected and as if he had the necessary qualifications to be a member of the Board of Directors or the said committee.

21.11 A resolution signed by all the directors (or their alternates) or to which the directors (or their alternates), who are not prevented by any law from participating in the adoption of such a resolution, have agreed in writing, including by facsimile; and also, resolutions adopted using any means of communication in which all the directors who are not prevented by any law from participating in such a resolution can hear the other directors simultaneously - shall have the same validity for all purposes, as if they had been adopted at a duly convened meeting of the Board of Directors.

22.	Committees of the Board of Directors

22.1 The Board of Directors may, by a resolution adopted by a majority of the directors who at that time constitute the Board of Directors, establish committees and appoint members to them from among the members of the Board of Directors. Subject to the provisions of the Companies Law and the provisions of these Articles of Association, the Board of Directors may delegate its powers or part of them to such committees, and for a specific matter it may from time to time revoke this delegation of authority. At least two directors shall serve on each committee. At least one external director shall serve on any committee authorized to exercise any of the powers of the Board of Directors.

22.2 Any committee established as stated in regulation 22.1 above must, when exercising its powers, comply with all the instructions that shall be determined by the Board of Directors. The meetings and actions of any such committee shall be conducted according to the provisions contained in these Articles of Association concerning the meetings and actions of the Board of Directors, as far as they are appropriate and as far as they have not been replaced by instructions given by the Board of Directors.

22.3 (a) A resolution adopted or an act done in a committee of the Board of Directors, by virtue of authority delegated to it from the powers of the Board of Directors, is like a resolution adopted or an act done in the Board of Directors.

(b) Notwithstanding the provisions of this regulation, on the subjects listed below, a committee of the Board of Directors shall not be entitled to adopt resolutions, but only for the purpose of recommendations:

(1) Determining general policy for the Company;

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(2) Distribution, unless it is a purchase of the Company’s shares in accordance with a framework outlined in advance by the Board of Directors;

(3) Determining the position of the Board of Directors in connection with an act requiring the approval of the general meeting, or in the matter of giving an opinion as stated in Section 329 of the Companies Law;

(4) Appointment of directors, in the event that the Board of Directors is authorized to appoint them;

(5) Allotment of shares or of securities convertible into shares or exercisable into shares, or of a series of debentures, unless it is an allotment of shares due to the exercise or conversion of the Company’s securities;

(6) Approval of financial statements;

(7) Approval by the Board of Directors for transactions and acts requiring the approval of the Board of Directors according to the provisions of Sections 255 and 268 to 275 of the Companies Law.

22.4 A committee of the Board of Directors shall report to the Board of Directors on an ongoing basis on its resolutions or recommendations in accordance with the determination of the Board of Directors. The Board of Directors may revoke a resolution of a committee appointed by it, but the revocation shall not prejudice the validity of a resolution of a committee on which the Company acted towards another person, who did not know of its revocation.

22.5 The Board of Directors may revoke a resolution of a committee appointed by it, but the revocation shall not prejudice the validity of a resolution of a committee on which the Company acted towards another person, who did not know of its revocation.

However, all acts done in good faith at a meeting of the Board of Directors or by a committee of the Board of Directors or by any person acting as a director shall be valid even if it is later discovered that there was a defect in the appointment of such a director or person acting as aforesaid or that they or one of them were disqualified, just as if every such person had been duly appointed and was qualified to be a director.

23.	Minutes

23.1 The Company shall maintain a register of minutes of general meetings, class meetings, meetings of the Board of Directors and meetings of committees of the Board of Directors, and shall keep them at its office, for a period of seven (7) years from the date of the meeting or session, as the case may be.

23.2 All minutes shall include the following details:

(a) The date and place where the meeting or session was held;

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(b) The names of those present, and if they are proxies or alternates, the names of the appointors or principals, and at a shareholders’ meeting, the number of shares by virtue of which the vote is held and their class;

(c) A summary of the discussions, the course of the discussions and the resolutions adopted;

(d) Instructions given by the Board of Directors to the committees of the Board of Directors or to the General Manager;

(e) Documents, reports, approvals, opinions and the like that were presented, discussed and/or attached.

Any such minutes of a general meeting, signed by the chairman of the meeting, shall serve as prima facie evidence of what is stated therein, and minutes of a meeting of the Board of Directors or a committee of the Board of Directors that were approved and signed by the chairman of the meeting, or the chairman of the Board of Directors, shall serve as prima facie evidence of what is stated therein.

The above provisions shall also apply to resolutions in writing.

24.	The General Manager

24.1 The General Manager shall be appointed either for a fixed term or for a limited term, and shall be dismissed by the Board of Directors by a majority of the members of the Board of Directors.

24.2 The General Manager shall be responsible for the day-to-day management of the Company’s affairs within the framework of the policy determined by the Board of Directors and subject to its instructions.

24.3 (a) The General Manager shall have all the management and executive powers that have not been vested by the Companies Law or by these Articles of Association in another organ of the Company, and he shall be subject to the supervision of the Board of Directors.

(b) The General Manager may, with the approval of the Board of Directors, delegate to another, subordinate to him, some of his powers; the approval may be general and in advance.

24.4 (a) The General Manager shall notify the chairman of the Board of Directors without delay of any extraordinary matter that is material to the Company, and shall also submit to the Board of Directors reports on subjects, at times and to the extent that the Board of Directors shall determine. If the Company did not have a chairman of the Board of Directors or if he was prevented from fulfilling his role, the General Manager shall notify all members of the Board of Directors as aforesaid.

(b) The chairman of the Board of Directors may, on his own initiative or by a resolution of the Board of Directors, demand from the General Manager a report regarding the Company’s business.

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(c) If a notice or report as aforesaid requires an action by the Board of Directors, the chairman of the Board of Directors shall convene a meeting of the Board of Directors without delay for the purpose of discussing the notice or deciding on the required action.

25.	Local Managements

25.1 The Board of Directors may from time to time make arrangements for the management of the Company’s business in any particular place, whether in Israel or abroad, as it shall deem fit, and the provisions in regulation 25.2 below shall not prejudice the general powers vested in the Board of Directors by this regulation.

25.2 The Board of Directors may at any time and from time to time establish any local management or local agency, to manage the business of the Company in any particular place, in Israel or abroad, and may appoint any person to be a member of such a local management, or any manager or agent and may determine their remuneration. The Board of Directors may from time to time delegate to any person so appointed any power, authority and discretion vested at that time in the Board of Directors and may authorize any person serving at that time as a member of a local management to continue in his position despite any vacancy there, and any such appointment or such power of attorney may be made on such terms as the Board of Directors shall deem fit and the Board of Directors may at any time dismiss any person so appointed and revoke any such power of attorney or amend it.

26.	Register of Shareholders

26.1 (a) The Company shall maintain a register of shareholders (hereinafter: “the Main Register”) and shall record therein the following details:

(1) With respect to registered shares -

(a) The name, identity number and address of each shareholder, all as delivered to the Company; and also

(b) The number of shares and the class of shares owned by each shareholder, specifying their par value, if any, and if any amount has not yet been paid on account of the consideration determined for the share - the amount not yet paid; and also -

(c) The date of allotment of the shares or the dates of their transfer to the shareholders, as the case may be; and also -

(d) If the shares are marked with serial numbers, the Company shall specify next to the name of each shareholder the numbers of the shares registered in his name;

(e) All those other details which according to the Companies Law or these Articles of Association are required or permitted to be registered in the Main Register.

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(2) Bearer shares -

(a) A note of the fact of the allotment of bearer shares, the date of their allotment and the number of shares allotted; and also -

(b) The numbering of the bearer shares and of the share warrants;

If the share warrant is cancelled at the request of the shareholder, the name of the shareholder shall be registered in the Main Register, specifying the number of shares registered in his name.

(3) Dormant shares - their number and the date on which they became dormant.

(b) A company may, subject to and in accordance with the provisions of Sections 138 and 139 of the Companies Law, maintain an additional register of shareholders outside of Israel.

27.	Office Holders

27.1 The General Manager shall be entitled from time to time to appoint for the Company office holders (other than directors and the general manager) for permanent, temporary or special positions, as the General Manager shall deem fit from time to time, and the General Manager shall also be entitled to terminate the services of one or more of the said persons from time to time and at any time, at his absolute discretion.

27.2 The General Manager may determine, subject to the provisions of the Companies Law, the powers and duties of the office holders appointed by him as aforesaid, and also their terms of office and require security in such cases and in such amounts as he shall deem fit.

28.	Distribution

28.1 Subject to any special or limited rights granted to any shares, a dividend or bonus shares shall be distributed and paid to the shareholders in proportion to the amount of the paid-up capital on the par value of the shares held by them, if any, and without regard to the premium paid on them.

28.2 A resolution on the distribution of a dividend shall be adopted by the Board of Directors of the Company. All distributable profits that are generated, subject to generally accepted accounting principles and the provisions of the Companies Law, shall be distributed by it to its shareholders, either as a dividend or by way of a purchase of shares from all shareholders by the Company or a corporation under its control, and this shall be done close to their actual receipt by the Company and subject to any law.

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28.3 The Board of Directors may withhold any dividend, benefit, rights or sums payable in respect of shares on which the Company has a lien and/or charge, and use any such sum or realize any benefit and any right and use the proceeds of the realization for the purpose of settling the debts in respect of which the Company has a lien and/or charge.

28.4 The transfer of a share shall not grant the transferee the right to a dividend or to any other distribution that was declared after that transfer and before the registration of the transfer, provided that in the event that the transfer of the shares requires the approval of the Board of Directors, the date of approval shall replace the date of registration of the transfer.

28.5 A dividend whose payment has not been claimed within a period of seven (7) years from the date of the resolution on its distribution shall be deemed to have been waived by the person entitled to it, and it shall revert to the ownership of the Company.

Unless other instructions have been given, any dividend may be paid by a check or payment order sent by mail to the registered address of the Company or the person entitled to it or in the case of registered joint owners, to that member whose name is registered first in the register in respect of the joint ownership. Any such check shall be drawn to the order of the person to whom it is sent. The receipt of the person whose name is registered in the register of members as the owner of a share on the date of the declaration of the dividend, or in the case of joint owners - of one of the joint owners, shall serve as a discharge in respect of all payments made in connection with that share.

28.6 The Board of Directors may deduct from any dividend, grant or other distribution payable in connection with shares held by a shareholder, whether he is their sole owner or in partnership with another shareholder, any sums of money due from him which he must settle alone or in partnership with another to the Company, on account of calls for payment and the like.

28.7 Subject to regulation 28.2, the Board of Directors may at its discretion set aside for special funds any amount from the Company’s profits, or from the revaluation of its assets, or its proportional share in the revaluation of the assets of its affiliated companies and determine the purpose of these funds.

29.	The Internal Auditor

29.1 The Board of Directors of the Company shall appoint an internal auditor, upon the proposal of the audit committee.

29.2 The organizational superior of the Internal Auditor shall be the chairman of the Board of Directors.

29.3 The Internal Auditor shall submit for the approval of the Board of Directors a proposal for an annual or periodic work plan and the Board of Directors shall approve it with such changes as it sees fit.

29.4 The Internal Auditor shall act in accordance with the provisions of the Companies Law.

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30.	The Auditing Accountant

30.1 The auditing accountant shall be appointed at each annual meeting and shall serve in his position until the end of the annual meeting thereafter. Notwithstanding the above, the general meeting may, by a resolution adopted by a majority of the votes of the shareholders, appoint an auditing accountant who shall serve in his position for a longer period, which shall not extend beyond the end of the third annual meeting after the one in which he was appointed.

30.2 The general meeting may terminate the term of office of the auditing accountant.

30.3 The remuneration of the auditing accountant for the audit work shall be determined by the general meeting and in accordance with Section 165 of the Companies Law.

30.4 The remuneration of the accountant for additional services to the Company that are not audit work shall be determined by the Board of Directors.

31.	Transactions Requiring Special Approvals

31.1 A transaction of a company with an office holder therein and also a transaction of a company with another person in which an office holder in the company has a personal interest and which is not an extraordinary transaction requires the approval of the Board of Directors only, all subject to Chapter Five of Part Six of the Companies Law.

31.2 The Company may not enter into a transaction with interested parties therein for a period of 3 years beginning on the date on which that interested party became a controlling shareholder in the Company, unless following the completion of the transaction as a result of which the interested party became a controlling shareholder holding not less than 75% of the share capital of the Company, and all subject to Chapter Five of Part Six of the Companies Law;

For this purpose, “control” as defined in the Securities Law, 5728-1968.

32.	Merger

Approval of a merger requires an ordinary majority of the votes of the shareholders and is subject to the provisions of Section 320(a1) of the Companies Law.

33.	Notices

33.1 Subject to the provisions of regulation 15.6 of the Articles, notice of a general meeting shall be given only to the holders of shares registered in the Main Register and who are entitled to participate in general meetings, who have provided an address in Israel. Any other person shall not be entitled to receive notices of general meetings.

33.2 When the Company has reason to believe that an address provided to the Company by a shareholder is no longer his address, that shareholder shall be considered as not having provided the Company with an address, in any of the following cases:

(a) When the Company has sent him to the address he provided a letter by registered mail in which he was asked to confirm that the said address is still his address or to inform the Company of a new address, and the Company has not received a reply within thirty (30) days from the date of delivery of such a letter to the post office by the Company.

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(b) When the Company has sent him to the said address a letter by registered mail, and the postal authority - upon returning the letter or without doing so - has informed the Company that the letter was not delivered to him at the said address, because he is not known at the said address or for any other similar reason.

33.3 (a) The Company may deliver any notice and any document to a shareholder by delivering it to him or by sending it by mail according to the address he provided to the Company. If a notice is sent by mail, the notice shall be deemed to have been duly executed if the letter containing the notice bears the address he provided to the Company and was delivered to the post office duly stamped, and as long as the contrary has not been proven, the delivery shall be deemed to have been executed within seventy-two (72) hours of its delivery by the Company to the post office when the address is in Israel, and when the address is abroad - within ten (10) days of its delivery by the Company to the post office.

(b) The Company may give notice to the shareholders, whether they hold registered shares or bearer shares, by publishing the notice at least once in two daily newspapers with wide circulation in the Hebrew language as stated in regulation 15.6 above, and the date of publication in the newspaper shall be considered the date on which the notice was received by the shareholders.

(c) Nothing in paragraphs (a) and (b) above shall impose any obligation on the Company to give notice to anyone who has not provided the Company with an address in Israel.

33.4 To partners in a share, the Company may give notice by sending a notice to the partner whose name is mentioned first in the register of shareholders with respect to that share.

33.5 Any document or notice delivered by the Company in accordance with the provisions of these Articles of Association shall be deemed to have been duly delivered notwithstanding the death, bankruptcy or winding-up of that shareholder (whether the Company knew of it or not), as long as another has not been registered in his place as the shareholder, and such sending and delivery shall be considered for all purposes as sufficient with respect to any person interested in those shares.

33.6 The non-sending of a notice to a shareholder about a meeting, inadvertently, or the non-receipt of such a notice by a shareholder shall not affect the validity of any resolution adopted at such a meeting.

34.	Winding-Up of the Company

In the event of the winding-up of the Company, whether voluntary or otherwise, then - unless expressly provided otherwise in these Articles of Association or in the terms of issue of any share - the following provisions shall apply:

(a) The liquidator shall first use all the assets of the Company for the purpose of paying its debts (the assets of the Company after payment of its debts shall hereinafter be called: “the Surplus Assets”).

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(b) Subject to special rights attached to shares, the liquidator shall distribute the Surplus Assets among the shareholders in pari passu proportion to the par value of the shares, if any.

(c) With the approval of the Company by a resolution adopted at a general meeting by an ordinary majority of the votes of the shareholders, the liquidator may distribute the Surplus Assets of the Company or any part thereof among the shareholders in kind and also deliver any asset from the Surplus Assets to a trustee in trust for the benefit of the shareholders as the liquidator shall deem fit.

35.	Exemption from Liability

The Company may, by a resolution adopted in the manner prescribed by the Companies Law, exempt in advance an office holder therein from his liability, in whole or in part, for a breach of the duty of care towards it, but in accordance with Sections 259(b) and 311 of the Companies Law, the Company may not exempt in advance a director from his liability towards it due to a breach of the duty of care in a distribution.

36.	Liability Insurance

Subject to the provisions of the Companies Law, the Company may, by a resolution adopted in the manner prescribed by the Companies Law, enter into a contract for the insurance of the liability of an office holder therein for a liability imposed on him due to an act he performed by virtue of his being an office holder therein, in whole or in part, in any of the following:

(a) A breach of the duty of care towards the Company or towards another person;

(b) A breach of the duty of loyalty towards it, provided that the office holder acted in good faith and had a reasonable basis to assume that the act would not harm the Company’s interests;

(c) A financial liability imposed on him for the benefit of another person.

(d) A financial liability imposed on the office holder for all those harmed by the breach in an administrative proceeding.

(e) Expenses incurred by an office holder in connection with an administrative proceeding conducted in his matter, including reasonable litigation expenses and including attorney’s fees.

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37.	Indemnification

37.1 Subject to the provisions of the Companies Law, the Company may, by a resolution adopted in the manner prescribed by the Companies Law, indemnify an office holder therein for a liability or expense as detailed in paragraphs (a) to (e) below, imposed on him or incurred by him, due to an act he performed by virtue of his being an office holder therein:

(a) A financial liability imposed on him for the benefit of another person by a judgment, including a judgment given in a compromise or an arbitrator’s award approved by a court, provided that the undertaking to indemnify shall be limited to events that in the opinion of the Board of Directors are foreseeable in light of the Company’s actual activity at the time of giving the undertaking to indemnify and also to a sum or criterion that the Board of Directors has determined to be reasonable in the circumstances of the matter, and that in the undertaking to indemnify the events that in the opinion of the Board of Directors are foreseeable in light of the Company’s actual activity at the time of giving the undertaking and also the sum or criterion which the Board of Directors has determined to be reasonable in the circumstances of the matter shall be specified;

(b) Reasonable litigation expenses, including attorney’s fees, incurred by an office holder due to an investigation or proceeding conducted against him by an authority authorized to conduct an investigation or proceeding, and which ended without the filing of an indictment against him and without a financial liability being imposed on him as an alternative to a criminal proceeding, or which ended without the filing of an indictment against him but with the imposition of a financial liability as an alternative to a criminal proceeding for an offense that does not require proof of criminal intent;

In this regulation - the conclusion of a proceeding without the filing of an indictment in a matter in which a criminal investigation was opened - means the closing of the file according to Section 62 of the Criminal Procedure Law [Consolidated Version], 5742-1982 (hereinafter in this subsection: “**the Criminal Procedure Law**”) or a stay of proceedings by the Attorney General according to Section 231 of the Criminal Procedure Law. “Financial liability as an alternative to a criminal proceeding” - a financial liability imposed by law as an alternative to a criminal proceeding, including an administrative fine according to the Administrative Offenses Law, 5746-1985, a fine for an offense designated as a fineable offense according to the provisions of the Criminal Procedure Law, a financial sanction or a ransom;

(c) Reasonable litigation expenses, including attorney’s fees, incurred by an office holder or for which he was charged by a court, in a proceeding filed against him by the Company or on its behalf or by another person, or in a criminal charge of which he was acquitted, or in a criminal charge in which he was convicted of an offense that does not require proof of criminal intent.

Furthermore, the Company may indemnify an office holder therein as aforesaid retroactively.

(d) A financial liability imposed on the office holder for all those harmed by the breach in an administrative proceeding.

(e) Expenses incurred by an office holder in connection with an administrative proceeding conducted in his matter, including reasonable litigation expenses and including attorney’s fees.

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37.2 The amount of indemnification that the Company shall pay to all office holders in the Company, according to all letters of indemnification, for one or more of the types of events detailed in the addendum to the letter of indemnification, is limited to an aggregate amount equal to 25% of the Company’s equity, at the time of the actual payment of the indemnification, according to the Company’s latest audited or reviewed consolidated financial statements, plus amounts that will be received, if received, from an insurance company under an insurance policy entered into by the Company.

38.	Binding the Company

38.1 The signature of any person who shall be appointed from time to time by the Board of Directors generally or for a special case, either by himself or together with additional persons, together with the seal or stamp of the Company, shall bind the Company.

38.2 The Board of Directors may determine separate signing rights for different businesses of the Company and for the amount of the sums for which the persons are authorized to sign.

39.	Amendment of the Articles of Association

These Articles of Association may be amended by a resolution of the shareholders at a general meeting, by an ordinary majority of the votes of the participating shareholders, and including and notwithstanding anything stated in these Articles of Association, the adoption of a resolution that constitutes an amendment of a provision of these Articles of Association, directly or indirectly, shall require a resolution of the shareholders at a general meeting, by an ordinary majority of the votes of the participating shareholders.

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